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                                                                     EXHIBIT 3.1

                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      FOR

                             INSIGHT MIDWEST, L.P.

        THE UNDERSIGNED, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

FIRST: The name of the limited partnership is Insight Midwest, L.P. (the "Partnership").

SECOND: The name and address of the registered agent for the Partnership is The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware.

THIRD: The name and mailing address of the general partner for the Partnership is Insight Communications Company, L.P., 126 E. 56th Street, New York, New York 10022.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership, this 24th day of September, 1999.



                                INSIGHT COMMUNICATIONS COMPANY, L.P.,
                                General Partner of Insight Midwest, L.P.


                                By:  Insight Communications Company, Inc.,
                                     its general partner


                                By:  ------------------------------------
                                     Name:   Kim D. Kelly
                                     Title:  Executive Vice President